Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554
news archive at news.delta.com

Investor Relations
404-715-2170

Delta Reports Financial and Operating Performance for January 2016

ATLANTA, February 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for January 2016.

Consolidated passenger unit revenue (PRASM) for the month of January declined 3.0% year over year, including 1.5 points of pressure from foreign exchange.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
January consolidated PRASM change year over year	(3.0)%
January mainline completion factor	98.7%
January on-time performance (preliminary DOT A14)	85.2%

Delta Air Lines serves nearly 180 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 328 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

1

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Jan 2016	Jan 2015	Change		Jan 2016	Jan 2015	Change

RPMs (000):
Domestic	9,296,739	8,735,667	6.4%		9,296,739	8,735,667	6.4%
Delta Mainline	7,805,790	7,199,824	8.4%		7,805,790	7,199,824	8.4%
Regional	1,490,949	1,535,843	(2.9%)		1,490,949	1,535,843	(2.9%)
International	6,277,402	6,278,988	(0.0%)		6,277,402	6,278,988	(0.0%)
Latin America	1,946,427	1,844,473	5.5%		1,946,427	1,844,473	5.5%
Delta Mainline	1,891,651	1,812,631	4.4%		1,891,651	1,812,631	4.4%
Regional	54,777	31,842	72.0%		54,777	31,842	72.0%
Atlantic	2,406,206	2,456,582	(2.1%)		2,406,206	2,456,582	(2.1%)
Pacific	1,924,769	1,977,933	(2.7%)		1,924,769	1,977,933	(2.7%)
Total System	15,574,141	15,014,655	3.7%		15,574,141	15,014,655	3.7%

ASMs (000):
Domestic	11,468,997	11,062,805	3.7%		11,468,997	11,062,805	3.7%
Delta Mainline	9,433,793	8,916,792	5.8%		9,433,793	8,916,792	5.8%
Regional	2,035,204	2,146,013	(5.2%)		2,035,204	2,146,013	(5.2%)
International	7,683,701	7,885,954	(2.6%)		7,683,701	7,885,954	(2.6%)
Latin America	2,324,861	2,242,998	3.6%		2,324,861	2,242,998	3.6%
Delta Mainline	2,256,357	2,199,066	2.6%		2,256,357	2,199,066	2.6%
Regional	68,504	43,932	55.9%		68,504	43,932	55.9%
Atlantic	3,161,870	3,219,358	(1.8%)		3,161,870	3,219,358	(1.8%)
Pacific	2,196,970	2,423,598	(9.4%)		2,196,970	2,423,598	(9.4%)
Total System	19,152,699	18,948,759	1.1%		19,152,699	18,948,759	1.1%

Load Factor:
Domestic	81.1%	79.0%	2.1	pts	81.1%	79.0%	2.1	pts
Delta Mainline	82.7%	80.7%	2.0	pts	82.7%	80.7%	2.0	pts
Regional	73.3%	71.6%	1.7	pts	73.3%	71.6%	1.7	pts
International	81.7%	79.6%	2.1	pts	81.7%	79.6%	2.1	pts
Latin America	83.7%	82.2%	1.5	pts	83.7%	82.2%	1.5	pts
Delta Mainline	83.8%	82.4%	1.4	pts	83.8%	82.4%	1.4	pts
Regional	80.0%	72.5%	7.5	pts	80.0%	72.5%	7.5	pts
Atlantic	76.1%	76.3%	(0.2)	pts	76.1%	76.3%	(0.2)	pts
Pacific	87.6%	81.6%	6.0	pts	87.6%	81.6%	6.0	pts
Total System	81.3%	79.2%	2.1	pts	81.3%	79.2%	2.1	pts

Mainline Completion Factor	98.7%	98.9%	(0.2)	pts

Passengers Boarded	13,290,198	12,557,337	5.8%		13,290,198	12,557,337	5.8%

Cargo Ton Miles (000):	156,769	172,107	(8.9%)		156,769	172,107	(8.9%)

a Results include flights operated under contract carrier arrangements

2